Aston Funds

                            EXHIBIT TO ITEM 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrant's Form
Type 485BPOS, dated July 31, 2007 (Accession No.
0000950137-07-010899), and incorporated by reference herein:

           (1)    Revised Schedules A and B to the Investment Advisory
                  Agreement
           (2)    Sub-Investment Advisory Agreement - ABN AMRO Asset
                  Management, Inc.
           (3)    Sub-Investment Advisory Agreement - Neptune
                  Investment Management Limited

The following documents are included in Registrant's Form
Type 485APOS, dated October 15, 2007 (Accession No.
0000950137-07-015566), and incorporated by reference herein:

           (1)    Sub-Investment Investment Advisory Agreement -
                  Resolution Investment Services Limited

The following documents are included in Registrant's Form
Type 485BPOS, dated October 31, 2007 (Accession No.
0000950137-07-016326), and incorporated by reference herein:

           (1)    Revised Schedules A and B to the Investment Advisory
                  Agreement
           (2)    Sub-Investment Advisory Agreement - Montag &
                  Caldwell, Inc.
           (3) Sub-Investment Advisory Agreement - Cardinal Capital Management, L.L.C.
           (4)    Sub-Investment Advisory Agreement - ClariVest Asset
                  Management LLC
           (5)    Sub-Investment Advisory Agreement - Strategic Global
                  Advisors, LLC
           (6) Sub-Investment Advisory Agreement - Baring International Investment Limited